EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-144402, 333-58455, 333-16379, 333-107428, 333-128739, 333-94440, 333-53684, 333-48186, 333-42554, and 333-42424) of CorVel Corporation (the “Company”) of our report dated June 13, 2008, relating to the Company’s consolidated financial statements, financial statement schedule and internal controls included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.

HASKELL & WHITE LLP
Irvine, California
June 13, 2008